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                                                                     EXHIBIT 4.9



                                 FIRST AMENDMENT


         FIRST AMENDMENT (this "Amendment"), dated as of October 29, 1999, among INFOUSA INC., a Delaware Corporation (the "Borrower"), the lenders party to the Credit Agreement referred to below (the "Lenders"), and BANKERS TRUST COMPANY, as Administrative Agent (the "Administrative Agent"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                              W I T N E S S E T H:

         WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of July 23, 1999 (the "Credit Agreement"); and

         WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided, subject to and on the terms and conditions set forth herein;

         NOW, THEREFORE, it is agreed:

         1. Section 7.25 of the Credit Agreement is hereby amended by deleting the date "October 31, 1999" appearing therein and inserting the date "November 30, 1999" in lieu thereof.

         2. Section 8.13 of the Credit Agreement is hereby amended by deleting the date "October 31, 1999" appearing therein and inserting the date "November 30, 1999" in lieu thereof.

         3. In order to induce the Lenders to enter into this Amendment, the Borrower hereby represents and warrants that (i) the representations, warranties and agreements contained in Section 7 of the Credit Agreement are true and correct in all material respects on and as of the First Amendment Effective Date (as defined in Section 7 of this Amendment) and after giving effect to this Amendment (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date), and (ii) there exists no Default or Event of Default on the First Amendment Effective Date after giving effect to this Amendment.

         4. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

         5. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.


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         6. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES
HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

         7. This Amendment shall become effective on the date (the "First Amendment Effective Date") when the Borrower and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at the Notice Office.

         8. From and after the First Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.


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         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this amendment to be duly executed and delivered as of the date first above written.


                                  INFOUSA INC.

                                  By: /s/ JACK J. MCGOVERN
                                      ------------------------------------------
                                      Name:  Jack J. McGovern
                                      Title: Chief Financial Officer


                                  BANKERS TRUST COMPANY,
                                  Individually and as Administrative Agent

                                  By: /s/ DAVID J. BELL
                                      ------------------------------------------
                                      Name:  David J. Bell
                                      Title: Principal


                                  US BANK NATIONAL ASSOCIATION

                                  By: /s/ KEVIN D. MUNRO
                                      ------------------------------------------
                                      Name:  Kevin D. Munro
                                      Title: Vice President


                                  UNION BANK OF CALIFORNIA, N.A.

                                  By: /s/ HAGOP V. JAZMADARIAN
                                      ------------------------------------------
                                      Name:  Hagop V. Jazmadarian
                                      Title: Vice President


                                  [AND OTHER PARTICIPATING LENDERS]



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                                SECOND AMENDMENT


         SECOND AMENDMENT (this "Amendment"), dated as of December 15, 1999, among INFOUSA INC., a Delaware corporation (the "Borrower"), the lenders party to the Credit Agreement referred to below (the "Lenders"), and BANKERS TRUST COMPANY, as Administrative Agent (the "Administrative Agent"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                              W I T N E S S E T H:

         WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of July 23, 1999 (as amended, modified or supplemented through, but not including, the date hereof, the "Credit Agreement");

         WHEREAS, the Borrower has requested the Lenders to treat, and the Lenders have agreed to treat, infoUSA.com Inc., currently a Wholly-Owned Domestic Subsidiary of the Borrower, as an Unrestricted Subsidiary under (and as defined in) the Credit Agreement (after giving effect to this Amendment) on the terms and conditions set forth herein; and

         WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided, subject to and on the terms and conditions set forth herein;

         NOW, THEREFORE, it is agreed:

         1. Section 4.02(e) of the Credit Agreement is hereby amended by deleting the first parenthetical appearing in the first proviso thereof and inserting the following new parenthetical in lieu thereof:


     "(other than cash proceeds received by the Borrower or any of its Subsidiaries from the sale of the InfoSpace Stock or the capital stock of any Unrestricted Subsidiary, which cash proceeds (in either case) shall be applied as provided above in this Section 4.02(e) without regard to this proviso)".


         2. Section 8 of the Credit Agreement is hereby amended by inserting the following new Sections 8.20 and 8.21 at the end thereof:

            "8.20 Ownership in info.com. The Borrower and/or a Subsidiary Guarantor will at all times maintain an equity ownership interest (on a fully diluted basis) in the capital stock of info.com equal to at least 35% of the total outstanding capital stock of info.com (on a fully diluted basis).

            8.21 Corporate Separateness. The Borrower will take, and will cause each of its Subsidiaries and Unrestricted Subsidiaries to take, all action as is necessary to keep the operations of the Borrower and its Subsidiaries separate and apart from those of any Unrestricted Subsidiary including, without limitation,



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     ensuring that all customary formalities regarding their
     respective corporate existence, including holding regular board of directors' and shareholders' meetings and maintenance of corporate offices and records, are followed. Neither the Borrower nor any of its Subsidiaries will make any payment to a creditor of any Unrestricted Subsidiary in respect of any liability of any Unrestricted Subsidiary. All financial statements provided to creditors shall clearly evidence the corporate separateness of the Borrower and its Subsidiaries from any Unrestricted Subsidiary, and the Borrower and its Subsidiaries will maintain their own respective payroll and separate books of account and bank accounts from Unrestricted Subsidiaries. Each Unrestricted Subsidiary will pay its respective liabilities, including all administrative expenses, from its own separate assets, and assets of the Borrower and its Subsidiaries will at all times be separately identified and segregated from the assets of Unrestricted Subsidiaries. Finally, neither the Borrower nor any of its Subsidiaries or Unrestricted Subsidiaries will take any action, or conduct its affairs in a manner which is likely to result in the corporate existence of any Unrestricted Subsidiary being ignored, or in the assets and liabilities of any Unrestricted Subsidiary being substantively consolidated with those of the Borrower or any of its Subsidiaries in a bankruptcy, reorganization or other insolvency proceeding."

         3. Section 9.02 of the Credit Agreement is hereby amended by (i) inserting the text "and each of the Borrower and its Subsidiaries may license intellectual property to the Unrestricted Subsidiaries in an arms-length transaction" at the end of clause (ii) thereof, (ii) deleting the word "and" appearing at the end of clause (xii) thereof, (iii) deleting the period appearing at the end of clause (xiii) thereof and inserting "; and" in lieu thereof and (iv) inserting the following new clause (xiv) at the end thereof:

            "(xiv) the Borrower and/or a Subsidiary Guarantor may sell shares of the capital stock of Unrestricted Subsidiaries so long as (i) no Default or no Event of Default then exists or would result therefrom (including under Section 8.20), (ii) each such sale is in an arm's-length transaction and the Borrower or such Subsidiary Guarantor receives at least fair market value (as determined in good faith by the Borrower), (iii) the total consideration received by the Borrower or such Subsidiary
     Guarantor is 100% cash and is paid at the time of the closing of such sale and (iv) the Net Sale Proceeds therefrom are applied as required by Section 4.02(e)."

         4. Section 9.11(a) of the Credit Agreement is hereby amended by (i) deleting the word "or" appearing at the end of clause (iii) thereof, (ii) deleting the period appearing at the end of clause (iv) thereof and inserting "; or" in lieu thereof and (iii) inserting the following new clause (v) at the end thereof:

            "(v) amend, modify or change the Unrestricted Subsidiary Tax Sharing Agreement without the prior written consent of the Administrative Agent."

         5. Section 10 of the Credit Agreement is hereby amended by (i) deleting the word "or" appearing at the end of Section 10.09 thereof, (iii) inserting the word "or" at the ending


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of Section 10.10 thereof and (iii) inserting the following new Section 10.11 immediately after such Section 10.10:

            "10.11 Unrestricted Subsidiary Tax Payments. Any Unrestricted Subsidiary shall not pay any material amounts owing by it under the Unrestricted Subsidiary Tax Sharing Agreement and such failure shall continue unremedied for 30 or more days;".

         6. The definition of "Consolidated Net Income" appearing in Section 11 of the Credit Agreement is hereby amended by inserting the parenthetical "(including each Unrestricted Subsidiary)" after the phrase "the net income of any other Person which is not a Subsidiary of the Borrower" appearing in clause
(i) of the proviso thereof.

         7. The definition of "Subsidiary" appearing in Section 11 of the Credit Agreement is hereby amended by inserting the following new sentence at the end of such definition:

            "Notwithstanding the foregoing (and except for purposes of the definition of Unrestricted Subsidiary contained herein), an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of the Borrower or any of its other Subsidiaries for purposes of this Agreement."

         8. Section 11 of the Credit Agreement is hereby further amended by inserting the following new definitions in their appropriate alphabetical order:

            "info.com" shall mean infoUSA.com Inc., a Delaware corporation.

            "Unrestricted Subsidiary" shall mean info.com and any Subsidiary of info.com, provided that info.com and its Subsidiaries shall only be permitted as Unrestricted Subsidiaries so long as (I) no such Unrestricted Subsidiary owns any capital stock of, or other equity interests in, or has any Lien on any property of, the Borrower or any Subsidiary of the Borrower other than a Subsidiary of an Unrestricted Subsidiary, and (II) any Indebtedness and other obligations of such Unrestricted
     Subsidiaries are non-recourse to the Borrower or any of its other Subsidiaries

            "Unrestricted Subsidiary Tax Sharing Agreement" shall mean a tax sharing agreement entered into by the Borrower and info.com."

         9. Section 13.07(a) of the Credit Agreement is hereby amended by (i) inserting "(i)" immediately after the words "provided that," appearing therein and (ii) inserting the following text at the end of the proviso contained therein:

            "and (ii) the financial results of Unrestricted Subsidiaries shall be ignored".


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         10. In order to induce the Lenders to enter into this Amendment, the
Borrower hereby represents and warrants that (i) the representations, warranties and agreements contained in Section 7 of the Credit Agreement are true and correct in all material respects on and as of the Second Amendment Effective Date (as defined in Section 16 of this Amendment), both before and after giving effect to this Amendment (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date),
(ii) there exists no Default or Event of Default on the Second Amendment Effective Date, both before and after giving effect to this Amendment, and (iii) info.com is permitted to be designated as an "Unrestricted Subsidiary" for purposes of, and as defined in, the Senior Subordinated Note Indenture.

         11. Upon the occurrence of the Second Amendment Effective Date, the Lenders hereby agree that infoUSA.com Inc. shall be released from all of its obligations under the Credit Documents to which it is a party.

         12. In order to induce the Lenders to enter into this Amendment, the Borrower hereby agrees to pay to each Lender which executes and delivers to the Administrative Agent a counterpart of this Amendment on or before 5:00 p.m. (New York time) on December 21, 1999, a fee equal to .05% of the sum of (I) such Lender's Revolving Loan Commitment on the Second Amendment Effective Date and
(II) the aggregate outstanding principal amount of such Lender's Term Loans on the Second Amendment Effective Date, with such fee to be earned on the Second Amendment Effective Date and payable on the Business Day immediately thereafter.

         13. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

         14. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

         15. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

         16. This Amendment shall become effective on the date (the "Second Amendment Effective Date") when (i) the Borrower and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at the Notice Office and (ii) the Unrestricted Subsidiary Tax Sharing Agreement shall have been entered into on terms and conditions satisfactory to the Administrative Agent.

         17. From and after the Second Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

                                      * * *


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         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


                                    INFOUSA INC.

                                    By: /s/ STORMY L. DEAN
                                        ----------------------------------------
                                        Name:  Stormy L. Dean
                                        Title: Vice President and Treasurer


                                    BANKERS TRUST COMPANY,
                                    Individually and as Administrative Agent

                                    By: /s/ DAVID J. BELL
                                        ----------------------------------------
                                        Name:  David J. Bell
                                        Title: Principal


                                    US BANK NATIONAL ASSOCIATION

                                    By: /s/ KEVIN D. MUNRO
                                        ----------------------------------------
                                        Name:  Kevin D. Munro
                                        Title: Vice President


                                    UNION BANK OF CALIFORNIA, N.A.

                                    By: /s/ HAGOP V. JAZMADARIAN
                                        ----------------------------------------
                                        Name:  Hagop V. Jazmadarian
                                        Title: Vice President


                                    [AND OTHER PARTICIPATING LENDERS]


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